As filed with the Securities and Exchange Commission on August 16, 2012

Registration No. 333-114344

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT NO. 9

TO

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AMDOCS LIMITED

(Exact name of registrant as specified in its charter)

Island of Guernsey	Not applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Suite 5, Tower Hill House Le Bordage

St. Peter Port, Island Of Guernsey, GY1 3QT Channel Islands

011-44-1481-728444

(Address and telephone number of Registrant’s principal executive offices)

Amdocs, Inc.

1390 Timberlake Manor Parkway,

Chesterfield, Missouri 63017

Attention: Thomas G. O’Brien, Treasurer

314-212-8328

(Name, address and telephone number of agent for service)

Copy to:

Robert A. Schwed

Wilmer Cutler Pickering Hale and Dorr LLP

7 World Trade Center

250 Greenwich Street

New York, New York 10007

Telephone: 212-937-7276

Fax: 212-230-8888

Approximate date of commencement of proposed sale to public: Completed

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐                     .

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐                     .

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

DEREGISTRATION OF SECURITIES

On September 23, 2004, the Securities and Exchange Commission declared effective the registration statement on Form F-3 (File No. 333-114344) (the “Registration Statement”) filed by Amdocs Limited (the “Company”) with respect to the resale on a continuous or delayed basis of $450,000,000 aggregate principal amount of 0.5% Convertible Senior Notes due 2024 (the “Notes”) and 10,435,995 ordinary shares, £0.01 par value, of the Company, issuable upon conversion of the Notes (collectively with the Notes, the “Securities”).

The Registration Statement was filed for the benefit of holders of the Securities (the “Holders”).

The Company agreed with the initial purchasers of the Notes to keep the Registration Statement effective until the earlier of: (1) such time as all of the registrable securities have been sold pursuant to the Registration Statement or sold to the public pursuant to Rule 144 under the Securities Act, or any other similar provision then in force (but not Rule 144A); or (2) the expiration of the holding period applicable to such securities held by persons that are not affiliates of the Company under Rule 144(k) under the Securities Act, or any successor provision.

In accordance with such agreement, and in accordance with the Company’s undertaking under Regulation S-K Item 512(a)(3), the Company is filing this Post-Effective Amendment No. 9 to the Registration Statement to remove from registration all Securities not sold by the Holders pursuant to the Registration Statement. Accordingly, the Company hereby requests that upon the effectiveness of this Post-Effective Amendment No. 9, such Securities be removed from registration.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Post-Effective Amendment No. 9 on Form F-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chesterfield, State of Missouri on August 16, 2012.

AMDOCS LIMITED

By:	/s/ Elizabeth W. Grausam McDermon
Elizabeth W. Grausam McDermon Secretary and Authorized Signatory

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 9 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert A. Minicucci	Chairman of the Board of Directors	August 16, 2012
Robert A. Minicucci

/s/ Eli Gelman	Director, Principal Executive Officer	August 16, 2012
Eli Gelman

/s/ Tamar Rapaport-Dagim	Principal Financial and Accounting Officer	August 16, 2012
Tamar Rapaport-Dagim

*	Director	August 16, 2012
Bruce K. Anderson

*	Director	August 16, 2012
Adrian Gardner

*	Director	August 16, 2012
James S. Kahan

/s/ Simon Olswang	Director	August 16, 2012
Simon Olswang

/s/ Zohar Zisapel	Director	August 16, 2012
Zohar Zisapel

*	Director	August 16, 2012
Julian A. Brodsky

*	Director	August 16, 2012
John T. McLennan

/s/ Giora Yaron	Director	August 16, 2012
Giora Yaron

Signature	Title	Date

*	Director	August 16, 2012
Nehmeia Lemelbaum

/s/ Richard T.C. LeFave	Director	August 16, 2012
Richard T.C. LeFave

*	By the signature set forth below, the undersigned, pursuant to the duly authorized powers of attorney filed with the Securities and Exchange Commission, has signed this Post-Effective Amendment No. 9 to the Registration Statement on behalf of the persons indicated.

/s/ Robert A. Minicucci
Robert A. Minicucci